Exhibit 99.1

Akerna Appoints Ashesh C. Shah to its Board of Directors

DENVER —September 26, 2019— Akerna Corp. (Nasdaq: KERN), a leading cannabis compliance technology partner and developer of the cannabis industry’s first seed-to-sale enterprise resource planning (ERP) software technology (MJ Platform®), announced today it appointed Ashesh (Alex) C. Shah, the Founder and CEO of  solo sciences, to the Board of Directors.

“Alex shares Akerna’s drive for innovation that generates client solutions. He revolutionized how cannabis products are marked and tracked and extended that insight to the consumer. I look forward to working with him in this new capacity as we drive towards transparency and accountability across the supply chain,” stated Akerna Chief Executive Officer Jessica Billingsley.

Since June 2019, Alex served as Akerna’s technology advisor, sharing his expertise as the founder of solo sciences, a leading anti-counterfeiting and supply chain validation company he established in December 2017. His company is also an integration partner with Akerna’s service offerings—MJ Platform and Leaf Data Systems – providing solo’s cryptographically secure mark that provide greater transparency and accountability across the supply chain.

Alex has 28 years-experience building, integrating, and leading technology-focused companies from concept to IPO and led successful exits across a range of sectors, including loyalty, category management, data analytics, high-performance computing, payment processing, HR tech, CPG, AI and fashion. His continued focus on IP-rich technology with a clear path to commercialization enables him to help accelerate Akerna’s organic and inorganic growth strategies.

Alex also founded The London Fund and continues to serve on its investment committee. From 2013 to 2017, he was a co-founder, Head of Corporate Development and CFO of Good&Co, Inc., and, in June 2018, he was appointed Special Advisor to the CEO of Eaze Technologies, Inc. That same year he joined the board of EdCast. Additionally, Alex remains on the board of RevolutionWear, Inc., a company he co-founded in 2010. He holds patents in intellectual property, licensing, consumer loyalty, couponing, and payment technology. Alex holds a bachelor’s degree in political economy from Williams College.

Alex joins the Board to fill a vacancy created by the departure of Doug Rothschild. “As a member of MTech, Doug was instrumental in our merger efforts in providing counsel that shaped our shared direction during the merger and our initial days as a public entity. I am grateful for his guidance and leadership during this milestone chapter in Akerna’s history,” commented Billingsley.

About Akerna Corp.

Akerna (Nasdaq: KERN) is a regulatory compliance technology company in the cannabis space. The cornerstones of Akerna’s service offerings are MJ Platform® and Leaf Data Systems®, which are highly-versatile platforms that provide clients and government entities with a central data management system for tracking regulated cannabis products—from seed to product to shelf to customer—through the complete supply chain. Since establishment in 2010, the company has tracked more than $16 billion in cannabis sales across 14 countries and has served clients in 29 states across the U.S. As part of its business strategy, Akerna intends to grow through targeted, strategic acquisitions that are complementary to its current business and organically by accelerating its product development efforts. Akerna is based in Denver. More information is available online at www.akerna.com.

Forward-Looking Statements

Certain statements made in this release and in any accompanying statements by management are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Akerna’s control, that could cause actual results or outcomes (including, without limitation, the results of Akerna’s contracts, strategic initiatives and business plans as described herein) to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include (i) Akerna’s ability to recognize the anticipated benefits of being a public company, (ii) competition, (iii) Akerna’s ability to grow and manage growth profitably, (iv) Akerna’s ability to maintain relationships with customers and suppliers and retain its management and key employees, (v) costs related to being a public company, (vi) changes in applicable laws or regulations, (vii) Akerna’s ability to identify and integrate acquisitions and achieve expected synergies and operating efficiencies in connection with acquired businesses, (viii) and other risks and uncertainties disclosed from time to time in Akerna’s filings with the U.S. Securities and Exchange Commission, including those under “Risk Factors” therein.  Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those vary from forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial and other information, are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Akerna’s control. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna’s industry and end markets are based on sources believed to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Akerna Media Contact

Jeannette Horton / Kimberly Brock

press@akerna.com

Investor Contact
Jason Assad
Akerna Investor Relations
IR@akerna.com
(678) 570-6791

solo sciences Media Contact

Kayla Abbassi

VSC on behalf of solo sciences

kayla@vscconsulting.com